EXHIBIT 11


                                 AQUA ALLIANCE INC.
                         COMPUTATION OF PER SHARE EARNINGS
                 FOR THE YEARS ENDED OCTOBER 31, 1998, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         YEARS ENDED OCTOBER 31,
                                                         -----------------------
                                                      1998          1997         1996
                                                      ----          ----         ---
BASIC EARNINGS (LOSS) PER SHARE:
  1.  Loss from continuing operations .........    $ (32,869)    $ (51,827)    $ (11,056)
  2.  Less preferred dividends ................         --          (3,300)       (3,300)
                                                   ---------     ---------     ---------
  3.  Loss from continuing operations
        applicable to common  stockholders ....      (32,869)      (55,127)      (14,357)
  4.  Income (loss) from discontinued
        operations ............................       (6,000)     (108,754)        5,788
  5.  Cumulative effect on prior years
        (to October 31, 1997) of change
        in the method of accounting for
        start-up costs ........................      (11,082)         --            --
                                                   ---------     ---------     ---------
  6.  Net loss applicable to common
        stockholders ..........................    $ (49,951)    $(163,881)    $  (8,566)
  7.  Weighted average shares outstanding .....      136,121        32,019        32,018
  8.  Loss per share from continuing
        operations (3/7) ......................    $    (.24)    $   (1.72)    $    (.45)
  9.  Income (loss) per share from
        discontinued operations (4/7) .........         (.05)        (3.40)          .18
 10.  Loss per share from cumulative effect
        on prior years (to October 31,
        1997) of change in the method of
        accounting for start-up costs .........         (.08)         --            --
                                                   ---------     ---------     ---------
 11.  Net loss per share ......................    $    (.37)    $   (5.12)    $    (.27)
                                                   =========     =========     =========

DILUTED EARNINGS (LOSS) PER SHARE (1):
 12.  Line 3 above ............................    $ (32,869)    $ (55,127)    $ (14,356)
 13.  Add back preferred dividends ............         --           3,300         3,300
 14.  Add back interest, on assumed
        conversion of the Company's
        8% Convertible Debentures .............        9,200         9,200         9,200
                                                   ---------     ---------     ---------
 15.  Loss from continuing operations .........      (23,669)      (42,627)       (1,856)
 16.  Income (loss) from discontinued
        operations ............................       (6,000)     (108,754)        5,788
 17.  Cumulative effect on prior years
        (to October 31, 1997) of change
        in the method of accounting for
        start-up costs ........................      (11,082)         --            --
                                                   ---------     ---------     ---------
 18.  Net income (loss) .......................    $ (40,751)    $(151,381)    $   3,932
                                                   =========     =========     =========
 19.  Weighted average shares outstanding
        (Line 7) ..............................      136,121        32,019        32,018
 20.  Add additional shares issuable upon
        assumed conversion of preferred
        shares from date of issuance ..........         --           4,800         4,800
 21.  Add additional shares issuable upon
        assumed conversion of the
        Company's 8% Convertible Debentures ...        3,833         3,833         3,833
                                                   ---------     ---------     ---------
 22.  Adjusted weighted average shares
        outstanding ...........................      139,954        40,652        40,651
                                                   =========     =========     =========
 23.  Loss per share from continuing
        operations (15/19) ....................    $    (.17)    $   (1.05)    $    (.05)
 24.  Income (loss) per share from
        discontinued operations (16/19) .......         (.04)        (2.67)          .15
 25.  Loss per share from cumulative effect
        on prior years (to October 31,
        1997) of change in the method of
        accounting for start-up costs .........         (.08)         --            --
                                                   ---------     ---------     ---------
 26. Net income (loss) per share ..............    $    (.29)    $   (3.72)    $    (.10)
                                                   =========     =========     =========

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(1) Diluted earnings (loss) per share are not presented as the Company's common stock equivalents and the assumed conversion of the Company's 8% Convertible Debentures are anti-dilutive.